Exhibit 10.28

FORM OF LOCK-UP AGREEMENT

[_____________], 2023

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

Re:	Flewber Global Inc. - Public Offering

Ladies and Gentlemen:

The undersigned, a holder of shares of common stock, par value $0.0001 per share (the “Common Stock”), or rights to acquire shares of Common Stock, of Flewber Global Inc. (the “Company”), understands that you are the representative (the “Representative”) of the several underwriters (collectively, the “Underwriters”) named or to be named in the final form of Schedule I to the underwriting agreement (the “Underwriting Agreement”) to be entered into between the Representative and the Company, providing for the public offering (the “Public Offering”) of securities of the Company (the “Securities”), including shares of common stock, par value $0.0001 per share, of the Company ( “Common Stock”), and warrants to purchase shares of Common Stock pursuant to a registration statement filed or to be filed with the U.S. Securities and Exchange Commission (the “Commission”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth for them in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for the benefit of the Company, the Representative and the other Underwriters that, without the prior written consent of the Representative, the undersigned will not, during the period specified in the following paragraph (the “Lock-Up Period”), directly or indirectly, unless otherwise provided herein, (a) offer, sell, agree to offer or sell, hypothecate, pledge, lend, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of or transfer (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so, or (c) file or participate in the filing with the Commission of any registration statement, make any demand for, or exercise any right with respect to, the registration of any shares of the Common Stock or any security convertible into or exercisable of exchangeable for the Common Stock. As used herein, the term “Relevant Security” means any share of Common Stock, any warrant to purchase shares of Common Stock or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, shares of Common Stock or any other equity security of the Company, in each case owned beneficially or otherwise by the undersigned on the date of closing of the Public Offering or acquired by the undersigned during the Lock-Up Period.

The restrictions in the foregoing paragraph shall not apply to any exercise (including a cashless exercise or broker-assisted exercise and payment of tax obligations) of options or warrants to purchase shares of Common Stock; provided that any shares of Common Stock received upon such exercise, conversion or exchange will be subject to this Lock-Up Period. The Lock-Up Period will commence on the date of this Lock-up Agreement and continue and include the date that is [ninety (90) days/one hundred twenty (120) days/one hundred eighty (180) days]1 after the closing of the Public Offering.

[1]	The one hundred twenty (120) day period is applicable to certain holders of Bridge Notes (as defined in the Registration Statement), the one hundred eighty (180) day period is applicable to directors and officers, five (5) percent (%) or greater stockholders, and certain holders of Bridge Notes, and the ninety (90) day period is applicable to all other holders of Bridge Notes.

In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the transfer agent of the Company from effecting any actions in violation of this Lock-Up Agreement. The Representative may consent to an early release from the Lock-Up Period in its sole and absolute discretion, including but not limited to when the market for the Securities would not be adversely impacted by sales and in cases of financial emergency.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Relevant Securities:

(i)	as a bona fide gift or gifts,

(ii)	to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or a member of members of the immediate family of the undersigned,

(iii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, (2) to limited partners, limited liability company members or stockholders of the undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the undersigned or any other change of control of the undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Agreement,

(iv)	if the undersigned is a trust, to the beneficiary of such trust,

(v)	to the undersigned’s affiliates (within the meaning set forth in Rule 405 under the Securities Act) or to any investment fund or other entity controlled by or under common control or management with the undersigned or its affiliates;

(vi)	if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Relevant Securities to any shareholder, partner or member of, or owner of similar equity interests in, such entity, as the case may be;

(vii)	by testate or intestate succession,

(viii)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement,

(ix)	if such Relevant Securities are acquired in open market transactions after the completion of the Company’s initial public offering (provided, that this subsection (ix) shall not apply where any Section 16(a) filing reporting a reduction in beneficial ownership is required to be made by the Company or the undersigned, and provided further that no such filing shall be voluntarily made during the Lock-Up Period); or

(x)	pursuant to the Underwriting Agreement;

provided, in the case of clauses (i)-(viii), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Underwriters and the Company to be bound by the terms of this Lock-Up Agreement.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the lock-up restrictions provided above shall not apply to the transfer of any or all of the Relevant Securities owned by the undersigned as follows: (a) pursuant to a tender offer, merger, stock sale, recapitalization, consolidation or similar transaction involving the Company or (b) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act so long as such plan does not permit the transfer of the Relevant Securities during the Restriction Period other than as otherwise allowed pursuant to this Lock-Up Agreement. In addition, notwithstanding the foregoing, this Lock-Up Agreement shall not restrict the undersigned from exercising any stock option or other award under the Company’s equity-based incentive plan or warrants, or converting any notes or preferred stock.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the undersigned is not a natural person) and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date of this Lock-Up Agreement.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock-Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

Very truly yours,

Signature:

Name (printed):

Title (if applicable):

Entity (if applicable):

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